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                                                                     EXHIBIT 4.3

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT"), dated ____________________, is made by and between SENN-DELANEY LEADERSHIP CONSULTING U.K., LTD., a California corporation (the "COMPANY"), and ------- _________________, an Employee (as defined herein) of Company (the "OPTIONEE")

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $1.00 per share (the "COMMON STOCK"); and

     WHEREAS, the Board (as defined herein), has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the non-qualified option provided for herein to the Optionee as an inducement to enter into, or remain in, the service of the Company or a Subsidiary of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

     "AGREEMENT" shall have the meaning set forth in preamble hereto.

     "BOARD" shall mean the Board of Directors of the Company.

     "CAUSE," unless otherwise defined in an Employee's written employment agreement with the Company or a Subsidiary of the Company, shall mean (i) gross negligence or willful misconduct, (ii) a breach of any of the Employee's material duties under their employment agreement, which breach remains uncured for a period of 20 days after such Employee receives notice thereof, (iii) fraud or other conduct against the material best interests of the Company or (iv) a conviction of a felony if such conviction has a material adverse effect on the Company.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" shall have the meaning set forth in recitals hereto.

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     "COMPANY" shall have the meaning set forth in preamble hereto.

     "DIRECTOR" shall mean a member of the Board.

     "EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary of the Company.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "OPTION" shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

     "OPTIONEE" shall have the meaning set forth in preamble hereto.

     "RULE 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     "SECRETARY" shall mean the Secretary of the Company.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SHAREHOLDERS' AGREEMENT" shall mean that certain Agreement Among Shareholders, dated as of December 14, 1994, among the Company and the other persons or entities party thereto, as such agreement may be supplemented or amended from time to time, or any successor agreement to such agreement.

     "SUBSIDIARY" shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company or by the Company and one or more Subsidiaries thereof, (ii) any partnership of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company or by the Company and one or more Subsidiaries thereof, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the affairs thereof, are owned or controlled by the Company or by one or more other Subsidiaries of the Company or by the Company and one or more Subsidiaries thereof.

     "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (ii) at the discretion of the Board, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Board, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Board, in its

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absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Employment. Notwithstanding any other provision of this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II.
                                 GRANT OF OPTION

Section 2.1. - GRANT OF OPTION

     In consideration of the Optionee's agreement to remain in the service of the Company or any of its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of _____ shares of Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2. - PURCHASE PRICE

     The purchase price of the shares of Common Stock covered by the Option shall be $____ per share without commission or other charge.

Section 2.3. - CONSIDERATION TO COMPANY

     In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4. - ADJUSTMENTS IN OPTION

     The Board may, in its sole discretion, make adjustments with respect to the Option to the extent that it determines that any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, liquidation, dissolution, sale of all or substantially all of the assets of the Company, exchange of Common Stock or issuance or warrants or other convertible securities, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate, as determined by the Board in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder.


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                                  ARTICLE III.
                            PERIOD OF EXERCISABILITY

Section 3.1. - COMMENCEMENT OF EXERCISABILITY

     (a) The Option shall be exercisable immediately

Section 3.2. - DURATION OF EXERCISABILITY

     The Option shall remain exercisable until it becomes unexercisable under
SECTION 3.3.

Section 3.3. - EXPIRATION OF OPTION

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     (a) The expiration of five (5) years from the date the Option was granted;
or

     (b) The time of the Optionee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability or his being discharged other than for Cause; or

     (c) The expiration of three (3) months from the date of the Optionee's Termination of Employment by reason of his retirement or his being discharged other than for Cause, unless the Optionee dies within said three-month period; or

     (d) The expiration of one (1) year from the date of the Optionee's Termination of Employment by reason of his disability; or

     (e) The expiration of one (1) year from the date of the Optionee's death.

                                   ARTICLE IV.
                               EXERCISE OF OPTION

Section 4.1. - PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
SECTION 3.3, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2. - PARTIAL EXERCISE

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under SECTION 3.3; provided, however, that each partial exercise

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shall be for not less than ten (10) shares (except that exercise of the Option with respect to the final remaining shares available thereunder may be for fewer shares) and shall be for whole shares only.

Section 4.3. - MANNER OF EXERCISE

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the following prior to the time when the Option or such portion becomes unexercisable under SECTION 3.3:

     (a) A written notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

         (b)  (i)    Full cash payment to the Secretary of the Company for the
shares with respect to which such Option or portion is exercised;

              (ii) With the consent of the Board, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

              (iii) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i) and (ii);

     (c) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been

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registered under the Securities Act, and such registration is then effective in respect of such shares;

     (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

     (e) In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4. - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

     (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option;

     (e) The receipt by the Company of any documents or other instruments the Board deems necessary to ensure that such shares, and the holders thereof, are subject to the Shareholders' Agreement;

     (f) The receipt by the Company of a consent to the Company's election to be taxable as an S Corporation which is appropriately executed by the Optionee or, if the Optionee has died, by the person who shall own such shares; and

     (g) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

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Section 4.5. - RIGHTS AS SHAREHOLDER

     The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE V.
                                OTHER PROVISIONS

Section 5.1. - ADMINISTRATION

     The Board shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent with the intent, as determined by the Board in its sole discretion, hereof and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Board under this Agreement except with respect to matters which under Rule 16b-3 or
Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined other than by the Board.

Section 5.2. - OPTION NOT TRANSFERABLE

     Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.3. - SHARES TO BE RESERVED

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

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Section 5.4. - NOTICES

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this SECTION 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this SECTION 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Optionee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary.

Section 5.5. - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6. - GOVERNING LAW

     This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to the conflicts of laws provisions thereof.

Section 5.7. - CONFORMITY TO SECURITIES LAWS

     The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.8. - AMENDMENTS

     This Agreement may be amended without the consent of the Optionee, provided that, subject to SECTION 2.4, such amendment would not impair any rights of the Optionee under this Agreement. Subject to SECTION 2.4, No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement.

Section 5.9. - SHAREHOLDERS' AGREEMENT

     The Optionee hereby acknowledges and agrees, on his own behalf and on behalf of his representatives, heirs, successors and assigns, that the Option and all securities issued pursuant

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to this Agreement shall be subject to the terms of the Shareholders' Agreement, including, without limitation, the transfer restrictions and repurchase rights contained therein.

Section 5.10. - LEGENDS

     Each certificate representing securities to be issued upon exercise of the Option shall bear the following legends:

         SALE, TRANSFER OR HYPOTHICATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN AGREEMENT AMONG SHAREHOLDERS, DATED AS OF DECEMBER 14, 1994, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION ISSUING SUCH SHARES, ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

Section 5.11. - S CORPORATION COVENANT

     The Optionee acknowledges that the Company is an "S corporation" within the meaning of Section 1361(a) of the Code and the Optionee hereby agrees to consent to the Company's election to be taxable as an S corporation at such time and in such form as may be required by the Company.

Section 5.12. - COUNTERPARTS

     This Agreement may be executed simultaneously in one or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

                            (signature page follows)

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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                        SENN-DELANEY LEADERSHIP CONSULTING
                                        U.K., LTD.



                                        By:________________________________
                                           Name:
                                           Title:



___________________________
[Optionee's name]


___________________________
(Optionee's signature)


Optionee's Address:

___________________________


___________________________


___________________________


Optionee's Taxpayer
Identification Number:

___________________________



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